EXHIBIT 4.8

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 10, 2007, among Alpha Natural Resources, LLC (or its permitted successor), a Delaware limited liability company (the “Company”), Alpha Natural Resources Capital Corp. (“Alpha Capital” and, together with the Company, the “Issuers”), the existing Guarantors (as defined in the Indenture referred to herein), Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”), and the following wholly-owned indirect subsidiaries of the Company (the “Guaranteeing Subsidiaries”): Palladian Holdings, LLC, a Delaware limited liability company, and Palladian Lime, LLC, a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of May 18, 2004 (as supplemented by the First Supplemental Indenture thereto, dated as of February 1, 2005, the Second Supplemental Indenture thereto, dated as of March 30, 2005, the Third Supplemental Indenture thereto, dated as of October 26, 2005, the Fourth Supplemental Indenture thereto, dated as of January 3, 2006, and the Fifth Supplemental Indenture thereto, dated as of May 1, 2006, the “Indenture”), providing for the issuance of 10% Senior Notes due 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of a Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or such Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

PALLADIAN HOLDINGS, LLC

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

PALLADIAN LIME, LLC

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

CO-ISSUERS:

ALPHA NATURAL RESOURCES, LLC
ALPHA NATURAL RESOURCES CAPITAL CORP.

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

PARENT GUARANTOR:

ALPHA NR HOLDING, INC.

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

EXISTING GUARANTORS:

ALPHA COAL SALES CO., LLC
ALPHA NATURAL RESOURCES SERVICES, LLC
ALPHA TERMINAL COMPANY, LLC
AMFIRE, LLC
AMFIRE HOLDINGS, INC.
AMFIRE MINING COMPANY, LLC
BLACK DOG COAL CORP.
BROOKS RUN MINING COMPANY, LLC
BUCHANAN ENERGY COMPANY, LLC
CALLAWAY NATURAL RESOURCES, INC.
CALLAWAY LAND AND RESERVES, LLC
DICKENSON-RUSSELL COAL COMPANY, LLC

DICKENSON-RUSSELL LAND AND RESERVES, LLC
ENTERPRISE LAND AND RESERVES, INC.
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
HERNDON PROCESSING COMPANY, LLC
KEPLER PROCESSING COMPANY, LLC
KINGWOOD MINING COMPANY, LLC
LITWAR PROCESSING COMPANY, LLC
MATE CREEK ENERGY, LLC
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY, LLC
NICEWONDER CONTRACTING, INC.
PARAMONT COAL COMPANY VIRGINIA, LLC
POWERS SHOP, LLC
PREMIUM ENERGY, LLC
RIVERSIDE ENERGY COMPANY, LLC
SOLOMONS MINING COMPANY
TWIN STAR MINING, INC.
VIRGINIA ENERGY COMPANY, LLC
WHITE FLAME ENERGY, INC.

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

ALPHA LAND AND RESERVES, LLC

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, President

AMFIRE WV, L.P.

By:	AMFIRE Holdings, Inc.,
Its General Partner

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph P. O’Donnell
Authorized Signatory